UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2003

LIONS GATE INVESTMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-32523

(Commission File Number)

98-0222710

(I.R.S. Employer Identification Number)

P.O. Box 86020

2106 - 33rd Avenue, S.W.

Calgary, Alberta   T2T 1Z0  Canada

(Address of principal executive offices, including zip code)

(403)606-7696

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 5, 6 and 7 are not applicable and are omitted from this report.

Item 4.  Changes in Registrant's Certifying Accountant

In March, 2003, Lions Gate Investment Limited (the "Registrant") decided to engage new auditors as its independent accountants to audit its financial statements.  The Registrant’s Board of Directors approved the change of accountants to Dohan and Company, P.A., CPA’s effective on March 10, 2003.

During the Registrant's recent fiscal years ended July 31, 2002 and Jul 31, 2001, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Davidson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The report on the financial statements prepared by Davidson & Company for either of the fiscal years ended July 31, 2002 and July 31, 2001did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.  The report on the financial statements prepared by Davidson & Company for the years ended July 31, 2002 and July 31, 2001 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to the Registrant's ability to continue as a going concern.

The Registrant has provided Davidson & Company with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish the Registrant with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by Davidson & Company, dated March 10, 2003, is attached to this Form 8-K as an exhibit.

The Registrant has engaged the firm of Dohan and Company, P.A., CPA’s as of March 10, 2003.  In connection with the fiscal years ended July 31, 2002 and July 31, 2001 and any subsequent interim periods preceding the change in accountants, Dohan and Company, P.A., CPA’s was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements.  In connection with the fiscal years ended July 31, 2002 and July 31, 2001 and any subsequent interim periods preceding the change in accountants, Dohan and Company, P.A., CPA’s did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7.  Exhibits

(16)

Letter re:  Change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LIONS GATE INVESTMENT LIMITED

                                                Per:

                                                /s/N. Desmond Smith

                                                N. Desmond Smith, President and Director